SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑       Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Interview with Dominique Cerutti, Deputy CEO of NYSE Euronext, in La Provence (June 6, 2011):

The Bourse is picking up — so says Dominique Cerutti, Deputy CEO of NYSE Euronext, itself a listed company. One of NYSE Euronext’s main missions is to manage access to financial markets and the listing of businesses seeking to raise funds on them. A native of southern France, Dominique Cerutti is in Marseilles today where he met local business and finance leaders. Here he answers our questions.

Has the stock exchange now put the crisis behind it?

You can approach that from several angles, starting with trading volumes. In 2008, volumes were down nearly 50%. The first signs of recovery emerged in 2010, and this year things are firming up, although we’re not yet back to our pre-crisis level. Listings are another indicator, and the number of listing candidates fell sharply over the same period. Right now the trend here is also on the rise, but figures vary from one geographical zone to another. There is a very marked return of listing candidates in Asia and the United States. That’s less true in Europe, particularly in France, where listings are recovering more slowly.

Which companies are seeking listing?

The main drivers are small and mid-size companies, which already represent around 80% of companies listed with us. Last year, nearly 50 new companies made their market debut in France, which is not bad given the context. Figures like this confirm that SMEs are the most dynamic segment of the market and also the most critical: they are the ones leading the recovery and creating employment. And if these companies are now starting to look into listing, it’s because the crisis has made bank loans more difficult to get.

What has the crisis taught you?

I think everyone has at last understood that you can no longer let markets move away from financing the real economy; you can’t allow that disconnect. So one lesson is that you have to bring them back to reality, to greater transparency — which is in fact what our business at NYSE Euronext is based on. We’ve got a real economy made up of businesses that want access to stable and efficient capital markets. Our role is to help them, and to do that in a transparent way. Once they’ve listed, market dynamics take over.

Indeed. But what, exactly, does listing bring them?

The first benefit is financing — the means to finance their growth. As I said, banks had made access to credit more difficult, and here in Europe — unlike the United States — banks are where businesses traditionally go for most of their financing. The stock exchange offers a them an alternative, and [above all] it leads to a certain openness: it raises the visibility of business projects, reveals a strategy and motivation. It makes companies attractive, and that is what allows value creation. When a company lists on the stock market, it acquires a new dimension and [publicly] assumes both a commitment and certain behavior. Let me add here that despite the crisis there have been very few delistings.

Why do you want to merge with Deutsche Börse?

Stockmarkets have to adapt to the changing needs of their clients and of companies. Today markets are far too fragmented; that leads to opacity, which we do not want. It’s confidence that drives markets. So our aim is to create the world’s largest regulated market. And we want to offer this transparent, high-quality market to our companies, who will find on it all the liquidity they need to grow. We’re now waiting for the green light from our shareholders and the anti-trust authorities, the financial authorities and markets in Europe and the US.

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus, the offer document and published additional accompanying information in connection with the exchange offer regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s website at www.nyse.com. The offer document and published additional accompanying information in connection with the exchange offer are available at Holding’s website at www.global-exchange-operator.com.  Holders of Deutsche Börse shares who have accepted the exchange offer have certain withdrawal rights which are set forth in the offer document.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. The exchange offer and the exchange offer document shall not constitute an issuance, publication or public advertising of an offer pursuant to laws and regulations of jurisdictions other than those of Germany, United Kingdom of Great Britain and Northern Ireland and the United States of America.  The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the exchange offer will not be made directly or indirectly in or into Japan, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce or any facility of a national securities exchange of Japan. Accordingly, copies of this announcement or any accompanying documents may not be, directly or indirectly, mailed or otherwise distributed, forwarded or transmitted in, into or from Japan.

The shares of Holding have not been, and will not be, registered under the applicable securities laws of Japan. Accordingly, subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the shares of Holding may not be offered or sold within Japan, or to or for the account or benefit of any person in Japan.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.